Exhibit 10.4

FISCAL YEAR 2019 EXECUTIVE OFFICER BASE SALARIES
The Company’s executive officers are scheduled to receive the following annual base salaries for the fiscal year ending June 30, 2019 in their current positions:

Name/Title	FY2019 Salary
Scott R. Ward Chairman, President and Chief Executive Officer	$670,000
Jeffrey S. Points Chief Financial Officer	$302,500
Rhonda J. Robb Chief Operating Officer	$463,500
Laura J. Gillund Chief Talent Officer	$315,655
Alexander Rosenstein General Counsel and Corporate Secretary	$317,623
Sandra M. Sedo Chief Compliance Officer	$283,608